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                                                                     EXHIBIT 2.5

                                                      Issue Date:  July 26, 2004

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT UNDER CERTAIN SPECIFIC LIMITED CIRCUMSTANCES, AN OPINION OF COUNSEL FOR THE HOLDER, CONCURRED IN BY COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

                                XOOM CORPORATION

                             STOCK PURCHASE WARRANT

      THIS CERTIFIES that WORLDQUEST NETWORKS, INC., a Delaware corporation (the "Holder") is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date of this Warrant and on or prior to July 26, 2009 (the "Expiration Date"), to subscribe for and purchase, from XOOM CORPORATION, a California corporation (the "Company"), 100,000 shares (the "Shares") of common stock, no par value, of the Company (the "Common Stock") (or other securities as to which purchase rights under this Warrant exist) (the "Other Securities") at an exercise price of $0.05 per share (the "Exercise Price"). The Exercise Price and the Shares purchasable hereunder are subject to adjustment as set forth in Section 9.

1.    EXERCISE OF WARRANT.

      (a) The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time after the date hereof and before the close of business on the Expiration Date, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and upon payment of the Exercise Price multiplied by the number of Shares specified in the Notice of Exercise (the "Aggregate Exercise Price") (by cash or by check or bank draft payable to the order of the Company); whereupon the Holder shall be entitled to receive a certificate or certificates for the number of Shares so purchased. The Company agrees that if at the time of the surrender of this Warrant and purchase of the Shares, the Holder shall be entitled to exercise this Warrant, the Shares so purchased shall be and be deemed to be issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid.

      (b) In lieu of exercising this Warrant by payment of the Aggregate Exercise Price pursuant to subsection (a) above, the Holder may elect to receive Shares equal to the value of this Warrant (or the portion thereof being exercised), at any time after the date hereof and before the close of business on the Expiration Date, by surrender of this Warrant at the principal executive

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office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), together with the Notice of Conversion annexed hereto, in which event the Company will issue to the Holder Shares in accordance with the following formula:

                 Y(A-B)
            X =  ------
                   A

      Where, X = the number of Shares to be issued to Holder;

             Y = the number of Shares for which the Warrant is being exercised;

             A = the fair market value of one Share; and

             B = the Exercise Price.

                  (i) For purposes of this subsection (b), the fair market value of a Share is defined as follows:

                  (1) if the exercise is in connection with an initial public offering of the Common Stock, and if the Company's registration statement relating to such offering has been declared effective by the Securities and Exchange Commission, then the fair market value shall be the initial "Price to Public" specified in the final prospectus with respect to the offering;

                  (2) if the exercise is in connection with any of the transactions contemplated by Section 9(d), then the fair market value shall be the value received with respect to each share of Common Stock pursuant to such transaction; and

                  (3) if there is no active public market, the fair market value shall be the value thereof, as determined in good faith by the Company's board of directors as of a date that is 15 days of the date as of which the determination is to be made.

2.    RESERVATION OF SHARES.

      The Company shall, at all times while this Warrant is exercisable, keep reserved, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by this Warrant. Immediately after the Expiration Date, however, no shares of Common Stock shall be subject to reservation in respect of this Warrant.

3.    NONASSESSABLE.

      The Company covenants that all Shares which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect

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of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). Certificates for Shares purchased hereunder shall be delivered to the Holder within a reasonable time after the date on which this Warrant shall have been exercised as aforesaid.

4.    NO FRACTIONAL SHARES OR SCRIP.

      No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current price at which each Share may be purchased hereunder shall be paid in cash to the Holder.

5.    CHARGES, TAXES AND EXPENSES.

      Issuance of certificates for Shares upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.

6.    NO RIGHTS AS STOCKHOLDER.

      This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise thereof.

7.    LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT.

      On receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, if requested by the Company, on delivery of an indemnity agreement satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

8.    SATURDAYS, SUNDAYS, HOLIDAYS, ETC.

      If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, a Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

9.    ADJUSTMENTS.

      The Exercise Price and the number of Shares purchasable hereunder are subject to adjustment from time to time as follows:

      (a) RECLASSIFICATION, ETC. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the Shares or Other Securities into the same or a different number of securities or any other class or classes of securities, this Warrant shall thereafter represent the

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right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the Shares or Other Securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this
Section 9.

      (b) SUBDIVISION OR COMBINATION OF SHARES. In the event that the Company shall at any time subdivide the Shares or Other Securities, or shall issue a stock dividend on the Shares or Other Securities, the number of Shares or Other Securities as to which purchase rights under this Warrant exist immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the Shares or Other Securities, the number of Shares or Other Securities as to which purchase rights under this Warrant exist immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be, and retroactive to the record date, if any, for such event. In addition, the aggregate number of shares of Common Stock reserved for issuance under this Warrant shall also be increased or decreased, as appropriate.

      (c) CASH DISTRIBUTIONS. No adjustment on account of cash dividends or interest on the Shares or Other Securities will be made to the Exercise Price under this Warrant.

      (d) CONSOLIDATION, MERGER, SALE OF ASSETS, ETC. In case the Company after the date hereof (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation following the consolidation or merger, or (ii) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with the consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (iii) shall transfer all or substantially all of its properties or assets to any other Person, then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the holder of this Warrant, upon the exercise hereof at any time after the consummation of the transaction, shall be entitled to receive (at the Exercise Price in effect at the time of such consummation for all Common Stock or Other Securities issuable upon exercise immediately prior to the consummation), in lieu of the Common Stock or Other Securities issuable upon exercise prior to the consummation, the amount of securities, cash or other property to which the holder would actually have been entitled as a stockholder upon such consummation if the holder had exercised the rights represented by this Warrant (to the extent then exercisable pursuant to Section 1) immediately prior thereto, subject to adjustments (subsequent to the consummation) as nearly equivalent as possible to the adjustments provided for in this Section 9. As used herein, the term "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

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10.   RESTRICTIONS ON TRANSFERABILITY OF SECURITIES.

      (a) RESTRICTIONS ON TRANSFERABILITY. This Warrant and the Shares or Other Securities issuable upon exercise of this Warrant (collectively the "Securities") shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 10.

      (b) RESTRICTIVE LEGEND. Each certificate representing the Securities and any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 10(c)) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT UNDER CERTAIN SPECIFIC LIMITED CIRCUMSTANCES, AN OPINION OF COUNSEL FOR THE HOLDER, CONCURRED IN BY COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

      Each holder of Securities and each subsequent transferee consents to the Company making a notation on its records and giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer established in this Section 10.

      (c) NOTICE OF PROPOSED TRANSFERS. Each holder of a warrant or stock certificate, as the case may be, representing the Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 10(c). Such holder agrees not to make any disposition of all or any portion of the Securities unless and until (i) there is then in effect a registration statement under the Securities Act of 1933, as amended (the "1933 Act") covering the Securities and such disposition is made in accordance with such registration statement or (ii) such holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such Securities under the 1933 Act.

11.   INVESTMENT REPRESENTATIONS AND COVENANTS OF THE HOLDER.

      With respect to the acquisition of any of the Securities, the Holder hereby represents and warrants to the Company as follows:

      (a) EXPERIENCE. The Holder is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

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      (b)   INVESTMENT. The Holder is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Holder understands that the Securities have not been, and will not be, registered under the 1933 Act by reason of a specific exemption from the registration provisions of the 1933 Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder's representations as expressed herein.

      (c) RULE 144. The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the 1933 Act, or unless an exemption from such registration is available. The Holder understands that the Company is not under any obligation to register any of the Securities. The Holder is aware of the provisions of Rule 144 promulgated under the 1933 Act that permit limited resale of securities purchased in a private placement subject to satisfaction of certain conditions.

      (d) MARKET STANDOFF. The Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company's initial public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) calendar days)
(i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any securities of the Company, including (without limitation) shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether now owned or hereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of the Company, including (without limitation) shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether now owned or hereafter acquired), whether any such transaction described in clause
(i) or (ii) above is to be settled by delivery of securities, in cash or otherwise. The Holder agrees to execute an agreement(s) reflecting (i) and (ii) above as may be requested by the managing underwriters at the time of the initial public offering, and further agrees that the Company may impose stop transfer instructions with its transfer agent in order to enforce the covenants in (i) and (ii) above. The underwriters in connection with the Company's initial public offering are intended third party beneficiaries of the covenants in this subsection and shall have the right, power and authority to enforce such covenants as though they were a party hereto.

12.   EARLY TERMINATION.

      The purchase rights represented by this Warrant shall terminate and be of no further force and effect upon the first to occur of (a) the closing of the Company's first firm commitment underwritten public offering of its Common Stock or Other Securities pursuant to an effective registration statement under the 1933 Act, (b) the closing of any of the events contemplated by Section 9(d) of this Warrant, subject to the rights of the Holder therein, and (c) violation of the covenant not to compete set forth in Section 6(e) of that certain Stock Purchase Agreement of even date herewith by and between the Company and the Holder.

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13.   NOTICES.

      In the event (i) the Company shall take a record of the holders of the securities at the time receivable upon the exercise of this Warrant for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, (ii) of any capital reorganization of the Company, (iii) of any reclassification of the capital stock of the Company,
(iv) of any of the transactions contemplated by Section 9(d) of this Warrant or
(v) of any voluntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of the Shares or Other Securities at the time receivable upon the exercise of this Warrant shall be entitled to exchange such Shares or Other Securities for the securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least thirty (30) days prior to the date therein specified.

14.   MISCELLANEOUS.

      (a) ISSUE DATE. The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by the Company on the date first set forth above.

      (b) GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF CALIFORNIA AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN CALIFORNIA RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN CALIFORNIA, WITHOUT REGARD TO CONFLICT OF LAWS RULES.

      (c) RESTRICTIONS. By acceptance hereof, the Holder acknowledges that the Shares acquired upon the exercise of this Warrant may have restrictions upon their resale imposed by state and federal securities laws.

      (d) WAIVERS AND AMENDMENTS. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Holder and the Company.

      (e) ASSIGNMENT. This Warrant may be assigned or transferred by the Holder only with the prior written approval of the Company. This Warrant shall be binding upon any successors or assigns of the Company.

      (f) NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally by hand or by courier, mailed by United States first-class mail, postage prepaid, sent by facsimile or sent by electronic mail directed to the party to be notified at the address, facsimile number or electronic mail address indicated for

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such person on the signature page hereof, or at such other address or facsimile number as such party may designate by ten (10) days' advance written notice to the other parties hereto. All such notices and other communications shall be deemed given upon personal delivery, on the date of mailing, upon confirmation of facsimile transfer or when directed to the electronic mail address set forth on signature page hereof. With respect to any notice given by the Company under any provision of the California General Corporation Law or the Company's charter or bylaws, the Holder agrees that such notice may given by facsimile or by electronic mail.

      (g) COUNTERPARTS. This Warrant may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

                                      -8-

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      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

                                     XOOM CORPORATION,
                                     a California corporation

                                     By:
                                         ---------------------------------------
                                         Kevin E. Hartz, Chief Executive Officer

                                     Address:
                                     425 Brannan Street
                                     San Francisco, California 94107
                                     Facsimile:  (415) 777-8690

AGREED AND ACKNOWLEDGED:

WORLDQUEST NETWORKS, INC.,
a Delaware corporation

-----------------------------------
(Signature)

Victor E. Grijalva
-----------------------------------
(Print Name)

Vice President and Chief Financial Officer
------------------------------------------
(Title if signing of behalf of an entity)

Address:

WorldQuest Networks, Inc.
14911 Quorum Drive, Suite 140
Dallas, Texas 75254
Facsimile:  (972) 980-4453
Email: vgrijalva@wqn.com

                               NOTICE OF EXERCISE

TO:   Xoom Corporation
      425 Brannan Street
      San Francisco, California 94107
      Attention:  Secretary

      1. The undersigned hereby elects to purchase ______________ shares of the common stock, no par value (the "Shares") of Xoom Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the Aggregate Exercise Price (as defined in the Warrant) in full.

      2. Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

                    _________________________________________
                                  (Print Name)

                    Address:_________________________________

                    _________________________________________

      3. The undersigned represents that the Shares are being acquired for the account of the undersigned for investment only and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such Shares.

Date:  __________________

                                   _________________________________________
                                   (Signature)

                                   _________________________________________
                                   (Print Name)

                                      -2-

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                              NOTICE OF CONVERSION

TO:   Xoom Corporation
      425 Brannan Street
      San Francisco, California 94107
      Attention:  Secretary

      1. The undersigned hereby elects to convert the attached Warrant into __________ shares of the common stock, no par value (the "Shares") of Xoom Corporation pursuant to Section 1(b) of such Warrant, which conversion shall be effected pursuant to the terms of the attached Warrant.

      2. Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

                    _________________________________________
                                  (Print Name)

                    Address:_________________________________

                    _________________________________________

      3. The undersigned represents that the Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such Shares.

Date:  __________________

                                   _________________________________________
                                   (Signature)

                                   _________________________________________
                                   (Print Name)

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